Exhibit 99.1

ACADIA REALTY TRUST ANNOUNCES PENDING PERSONNEL CHANGE

RYE, NY (November 10, 2015) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) announced today that Jon Grisham, the Company’s Senior Vice President and Chief Financial Officer, plans to retire next year in calendar 2016 to launch the next phase of his life.

After a successful career spanning 36 years, including service in the United States Navy, public accounting and the last 22 years at Acadia, Mr. Grisham’s early announcement of his retirement plan provides Acadia with an extended time period to ensure an orderly transition. As part of this planned transition, Mr. Grisham will remain as CFO and play an integral part in the search process, which will include both internal and external candidates, until the appointment of his successor, and thereafter will assist the Company with the transition and other matters.

“Jon is one of the original "pioneers" of Acadia Realty Trust having been with the Company since its inception. He has played an integral role over Acadia’s first twenty years. He has been instrumental in shaping our long-term financial strategy and helping us deliver significant value for our shareholders. I have valued his thoughtful guidance, perspective and wisdom. We are fortunate that Jon has built a strong, deep accounting and finance team, and I am confident in the team’s ability to continue its excellent work during this transition period. We wish Jon and his wife Jo all the best in the next phase of their lives." said Kenneth F. Bernstein, President and Chief Executive Officer of Acadia Realty Trust.

Mr. Grisham commented, “While I am looking forward to enjoying more time and new adventures with my wife and sons, I am also grateful to have had the opportunity to be a part of the growth of a truly extraordinary company. I am proud of the shareholder value that we have created, the strategic acquisitions we have made, and the sound financial footing of the firm. We have accomplished all this as a team, and I have a deep appreciation for my colleagues, our tenants, our Board and our shareholders. I believe Acadia is well positioned for continued success, and the timing is right for me to start the next chapter of life. To be clear - This is not about me leaving to do something else with a competitor or working anywhere for that matter. If I entertained any thought of continuing to work, it would only be at this remarkable organization with Ken and my team. I will remain a loyal shareholder and participate in what I know will prove to be a very bright future for the Company. In the interim, I look forward to supporting a seamless transition next year and then turning my focus toward my family and other life goals.”

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - core and fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 20, 2015 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the current global financial environment and its effect on retail tenants; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.